Exhibit 10.5

CAPITAL ONE, NATIONAL ASSOCIATION

299 Park Avenue, 23rd Floor

New York, New York 10171

January 28, 2016

Reis Services, LLC

530 5th Avenue, 5th Floor

New York, NY 10036

Attn: Mark P. Cantaluppi

Re:	Reaffirmation of Collateral Documents

Ladies and Gentlemen:

Reference is made to (i) that certain Loan and Security Agreement dated as of October 16, 2012 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”) among REIS SERVICES, LLC, a Maryland limited liability company (“Borrower”), REIS, INC., a Maryland corporation (“Parent”, and together with Borrower, each an “Obligated Party” and collectively, “Obligated Parties”) and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Lender”) and (ii) those certain documents listed on Schedule A attached hereto (each a “Collateral Document” and collectively, the “Collateral Documents”).

Each of the Collateral Documents were entered into, and each grant of Collateral to Lender, as described in such Collateral Documents, was made, in order to secure certain Indebtedness including, without limitation, all Obligations of Obligated Parties under the Loan Agreement and the Collateral Documents.

In connection with the foregoing, each of the undersigned Obligated Parties hereby:

1. acknowledges that the Loan Agreement is being amended and restated pursuant to the terms of that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Restated Loan Agreement”; capitalized terms used and not defined herein shall have the meanings assigned thereto in the Restated Loan Agreement) among Borrower, Parent and Lender;

2. acknowledges and agrees that this reaffirmation agreement is being given to induce Lender to enter into the Restated Loan Agreement;

3. ratifies and confirms that all of the terms and conditions, representations and covenants contained in each of the Collateral Documents to which such Obligated Party is a party shall remain in full force and effect after giving effect to the execution and effectiveness of the Restated Loan Agreement;

4. represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Collateral Documents to which such Obligated Party is a party; and

5. ratifies and confirms that references to the phrase “Loan Agreement” in each of the Collateral Documents to which such Obligated Party is a party shall mean the Restated Loan Agreement, and that the Obligations under the Restated Loan Agreement remain secured by the security interests and pledges granted by the applicable Obligated Party under and pursuant to the terms of each of the Collateral Documents to which such Obligated Party is a party, as reaffirmed hereby.

This reaffirmation agreement shall become effective upon receipt by Lender of a copy of this reaffirmation agreement executed by each Obligated Party.

Each Obligated Party hereby represents and warrants that (a) this reaffirmation agreement and each of the Collateral Documents constitute legal, valid and binding obligations of the Obligated Parties and are enforceable against each Obligated Party in accordance with their respective terms (to the extent that such Obligated Party is a party to the applicable Collateral Document); (b) upon the effectiveness of this reaffirmation agreement, each Obligated Party hereby reaffirms all covenants, representations and warranties made by such Obligated Party in the respective Collateral Documents to which each such Obligated Party is a party and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this reaffirmation agreement; (c) no Event of Default has occurred and is continuing or would exist after giving effect to this reaffirmation agreement; and (d) no Obligated Party has any defense, counterclaim or offset with respect to any Collateral Document to which such Obligated Party is a party.

Upon the effectiveness of this reaffirmation agreement, each reference in each Collateral Document to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the applicable Collateral Document as amended hereby. Each Collateral Document, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this reaffirmation agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of any Collateral Document, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

This reaffirmation agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

This reaffirmation agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including in “PDF” or similar format) shall be deemed to be an original signature hereto.

Very truly yours,

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Nellya Davydova
Name:	Nellya Davydova
Title:	Vice President

Read and Agreed to:

REIS SERVICES, LLC

By:	/s/ Mark P. Cantaluppi
Name:	Mark P. Cantaluppi
Title:	Vice President and Chief Financial Officer

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Name:	Mark P. Cantaluppi
Title:	Vice President and Chief Financial Officer

cc:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Viktor Okasmaa

Signature Page to Reaffirmation of Collateral Documents

SCHEDULE A

COLLATERAL DOCUMENTS

1.	Trademark Collateral Security Agreement dated as of October 16, 2012, as amended, restated, supplemented or modified from time to time, between Lender and Borrower.

2.	Copyright Security Agreement dated as of May 1, 2013, as amended, restated, supplemented or modified from time to time, made by Borrower in favor of Lender.

3.	Pledge Agreement dated as of October 16, 2012, as amended, restated, supplemented or modified from time to time, between Lender and Parent.

4.	Trademark Assignment of Security Agreement dated as of October 16, 2012, as amended, restated, supplemented or modified from time to time, between Lender and Borrower.

Schedule A